SUPPLY AGREEMENT

        THIS AGREEMENT made this 23rd day of May, 1996, among Inoteb, S.A. ("Inoteb"), having its principal place of business at Le Guernol - 56920 Saint Gonnery, France and Human Health Hightech Public Limited Company ("3H"), having its principal place of business at ICC House, 17 Dame Street, Dublin 2, Ireland; and Intermedics Orthopedics/Denver, Inc. ("Company"), having its principal place of business at 4056 Youngfield Street, Wheat Ridge, Colorado 80033.

        WHEREAS Inoteb is developing, manufacturing and commercializing calcium carbonate ("Biocoral") and has appointed 3H as its exclusive distributor in certain territories and

        WHEREAS Company desires to conduct clinical trials utilizing Company's proprietary bone growth factor (hereinafter "Trials") and, upon FDA clearance ("Approval"), to commercialize certain products and processes relating to said Trials and

        WHEREAS such study and commercialization will require the use of Biocoral and

        WHEREAS Company desires to obtain its requirements for Biocoral from 3H as its exclusive source;

        NOW, THEREFORE, for and in consideration of the premises and the mutual promises, covenants, and agreements hereinafter set forth, the parties agree as follows:

        1. Initial Supply. Inoteb agrees to provide its formulation of Biocoral to Company for conducting the Trials. The first 1000 grams for granular form Biocoral (450 to 1000 micrometer diameter) and the first 50 cervical intervertebral blocks will be provided at no charge. Additional supplies of Biocoral needed for conducting Trials will be supplied at a price to be agreed between Inoteb and Company.


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        2. Product Specifications. Company's initial product specifications and requirements have been agreed to between Company and Inoteb and are identified in Exhibit A, attached to and made a part of this Agreement. Any changes to Exhibit A will be made upon the mutual agreement of Inoteb and Company.

        3. Purchase Terms. Upon commercialization or Approval, whichever first occurs, Company agrees to purchase its requirements for Biocoral from 3H under the following terms and conditions. To the extent that 3H is unable to fulfill Company's requirements or is unable to comply with the pricing provisions contained in subparagraph 3(a), Company will have the right to purchase Biocoral from other sources.

               (a) 3H agrees to sell Biocoral to Company at a price no less favorable than offered or sold by 3H to third parties for comparable quantity, size and quality of Biocoral and at a price at least as favorable as offered by 3H's competitors under comparable terms, but in no event more than $160 per cervical intervertebral block or, if by gram, no more than the price set forth below:

               Annual Quantity                     Price per Gram
               ---------------                     --------------
                50 kg or more                           $12
                25 to 50 kg                             $15
                10 to 25 kg                             $20
                5 to 10 kg                              $30
                less than 5 kg                          $60

               (b) Company will initiate purchases of the Biocoral by issuing purchase orders to 3H by telephone, facsimile, or other mutually-acceptable means of communication. Orders placed by telephone or in person are to be confirmed in writing. 3H will accept Company's orders whether by shipment or by issuance of 3H's written order acknowledgment. The provisions of this Agreement will apply to all purchase orders. If any terms and conditions conflict with any provision of this Agreement, the provisions of this Agreement will prevail over such inconsistent provisions of the purchase order of acknowledgment.

               (c)Unless otherwise consented to by 3H in writing, payment to 3H for all purchases will be due 30 days from the receipt of shipment or invoice, whichever last occurs. Company will


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be responsible for all costs of transportation and insurance. Title to the goods and risk of loss or damage will pass to Company upon delivery to the carrier at 3H's facility.

        4. Scheduling. Each calendar quarter, Company agrees to provide to Inoteb and 3H non-binding six-month, updated forecasts for purchases of Biocoral no less than 30 days before the beginning of each calendar quarter.

               In order to enable Inoteb and 3H to plan production, Company will use reasonable efforts to ensure that its purchases of Biocoral, following Approval, do not decrease by more than 50% from the immediately preceding calendar year's purchases. The parties agree that the preceding provision is included for the convenience of Inoteb and that Company's failure to comply with the stated objective is not a breach of the Agreement.

        5. Force Majeure. No party will have any liability to either of the other parties or any third party for any failure or delay in performance of any obligation under this Agreement (except the obligation to make payments when and as due) if directly or indirectly caused by or resulting from force majeure.

               Force majeure will include, but is not limited to, any act of God, government act or regulation, judicial act or order, outbreak of hostilities (whether or not war is declared), insurrection, riot, civil disturbance, climatic conditions, fire, flood, explosion, accident, theft, shortage of materials, energy shortage, delay or failure of carriers, subcontractors, or suppliers, strike or other labor difficulty, lockout or trade dispute (whether involving employee or other parties), and/or any events or circumstances (whether or not of the same or similar kind to those enumerated) beyond the reasonable control and without fault or negligence of the party claiming force majeure.

               The party claiming force majeure will give the other party written notice of the cause within 15 days after the occurrence of the event of force majeure and will exercise reasonable diligence to remove the cause and resume performance. If any performance is suspended or delayed on account of force majeure, the period of performance will be correspondingly extended; provided, however, if the performance is suspended or delayed more than 3 months, the party not claiming force majeure may at any time after such three-month period and while the performance remains


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suspended or delayed, terminate this Agreement by written notice to the other party.

        6. Warranty. Inoteb and 3H warrant, jointly and severally, that the Biocoral delivered hereunder will conform to the specifications set forth in Exhibit A. Company will inspect the Biocoral within 30 days of receipt and will have the right to return any non-conforming Biocoral to the party who supplied it for replacement or credit.

        7. Indemnification. Company agrees, at its own expense, to defend, indemnify, and hold harmless Inoteb and 3H and their officers, shareholders, agents, and employees from and against any and all claims, losses, damages, causes of action, suits and liability of every kind, including all expenses of litigation, court costs, and attorney's fees, for injury to or death of any person, or for damage to any property, arising from or out of or in connection with the design, manufacture, marketing, sale, implantation, or use of any product sold by Company which contains Biocoral unless such injury, death, or damages are caused in whole or in part by the negligence of Inoteb, its officers, agents, or employees or if such Biocoral, as delivered, does not conform to the product specifications identified in Exhibit A.

        Company further agrees, at its own expense, to defend, indemnify, and hold harmless Inoteb and 3H from and against any and all claims, losses, damages, causes of action, suits, and liability of every kind, including all expenses of litigation, court costs, and attorney's fees, based on a claim alleging that the commercialized product sold by Company containing Biocoral infringes a patent of any third party.

               The company will have the exclusive right to control the defense of any claims indemnified under this section 7.

        8. Confidentiality. Any information which is to be disclosed by any party to another party pursuant to this Agreement, and which is deemed by the disclosing party to constitute confidential or proprietary information, must be disclosed in writing and conspicuously labeled as confidential information of the disclosing party, or with words of similar impact. Any such confidential information which is initially disclosed orally must be noted at the onset by the


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disclosing party as confidential information, and must be reduced to writing and submitted by the disclosing party to the receiving party within 15 business days after the original oral disclosure.

               The receiving party will hold all such information in strict confidence and will use it solely for the purposes for which it is supplied under this Agreement. The receiving party will not disclose such information to any third party or use same for the benefit of any third party. The foregoing restriction will not apply to any information which is:

               (i) not disclosed and labeled as provided in the first paragraph of this Section (except orally disclosed information for the first 15 business days thereafter, pending the submission of same in writing) or

               (ii) known to the receiving party prior to receipt thereof from the disclosing party or

               (iii) of public knowledge without breach by the receiving party of its obligations hereunder or

               (iv) rightfully received by the receiving party from a third party without restriction on disclosure or use or

               (v) disclosed by the disclosing party to a third party without restriction on disclosure or use or

               (vi) independently developed by personnel of the receiving party who have not had access to or knowledge of the contents of the disclosing party's disclosure or

               (vii) disclosed after receiving written consent from an authorized officer of the disclosing party;

provided that in the events (ii), (iii), (iv), (v), (vi) and (vii), the receiving party can demonstrate same to the reasonable satisfaction of the disclosing party.

               The restrictions on use and disclosure of information under this Section will survive the expiration or termination of this Agreement.

        9. Inoteb's Additional Obligations. In addition to Inoteb's other obligations set forth in this Agreement, it further agrees to:

               (a) Provide Company information, when available, concerning the technical aspects of the Biocoral, its use and characteristics, in writing or in oral presentations.


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               (b) Aid Company in responding to any questions by any regulatory agency regarding product complaints, inquiries, and/or use of the Biocoral. However, Inoteb will not be required to conduct additional testing that may be requested by regulatory agencies without additional compensation from Company as mutually agreed.

        10. Company's Additional Obligations. In addition to Company's other obligations set forth in this Agreement, it further agrees to provide general information, upon request from Inoteb, that the Company deems appropriate and acceptable outlining the performance of the product, form or surgical experiences in which Biocoral is used.

        11. Improvements. Any improvements, enhancements, processes and the like involving the Biocoral that are made, developed, devised or first reduced to practice by Company in the course of conducting the Trials, and that are outside of the scope of Inoteb's patent rights, will belong to Company. Company agrees to offer to 3H a worldwide, non-transferable license for such improvements, enhancements or processes on terms to be mutually agreed.

        12. Audits. Inoteb agrees to allow Company to have access to its facilities upon reasonable notice during business hours for the purpose of conducting ISO and/or FDA GMP audits of Inoteb's manufacturing facilities relating to the Biocoral. Inoteb also will allow Company access to records required to be kept under the current regulations, in effect as amended from time to time. Both parties agree to maintain the necessary records documenting such audits. Any information learned by Company in the course of an audit is confidential. Company agrees to treat such information as confidential unless and until Inoteb specifically authorizes Company to release the information or unless Company is required by law to make such disclosure.

        13. Term. This Agreement will take effect on the date first written above and will continue for a period of 10 years after Approval unless sooner terminated as provided herein. This Agreement will automatically renew for successive one-year terms unless either party has given written notice of non-renewal at least 360 days prior to expiration of the initial term or any renewal


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term. Either party may terminate this Agreement upon 30 days prior written notice if the other party defaults any of its material obligations in this Agreement and such default is not cured with 30 days of receipt of such notice.

        14. Assignability. Either party may freely assign this Agreement to any company controlling, controlled by or under common control with such party or succeeding to the entire business of such party. This Agreement will be binding upon and inure to the benefit of the parties, their successors and assigns.

        15. Use of Names. Neither party will use the name of the other in any form of publicity without written permission of the other.

        16. Miscellaneous. This Agreement constitutes the sole and entire agreement between the parties relating to the subject hereof.

        17. Notices. Any notice required, permitted or contemplated by this Agreement must be in writing, sent by the party giving notice to the other party by certified or registered mail, return receipt requested, prepaid, addressed to such other party as set forth below, or to such other address as may from time to time be substituted therefor by notice, or delivered in person to such other party. Except as otherwise provided in this Agreement, notices sent by mail in the aforementioned manner will be effective on the date deposited in the mail by the party giving notice; otherwise, the notice will be effective on the date received by the other party.

               If to Inoteb:        Inoteb, S.A.
                                    Le Guernol - 56920

               If to 3H:            Human Health Hightech Public
                                    Limited Company
                                    ICC House
                                    17 Dame Street
                                    Dublin 2, Ireland


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               If to Company:       Intermedics Orthopedics/Denver, Inc.
                                    4056 Youngfield Street
                                    Denver, Colorado 80333

               With copy to:        Sulzermedica USA, Inc.
                                    4000 Technology Drive
                                    Angleton, Texas 77515
                                    Attn: Vice President and General Counsel

                                            and

                                    Intermedics Orthopedics, Inc.
                                    9900 Spectrum Drive
                                    Austin, Texas 78717
                                    Attn: President

        18. Invalidity. If any provision of this Agreement is rendered or declared unlawful by reason of any existing or subsequently enacted law or by decree or order of a court of last resort, the remaining provisions of this Agreement will continue in full force and effect. The parties will promptly met and negotiate substitute provisions for those rendered or declared unlawful, retaining as much of the intent of the original provisions as is practicable without the defects which caused them to be unlawful.

        19. Controlling Law. The construction, validity and performance of this Agreement will be governed in all respects by the law of the State of Texas, U.S.A. All disputes between the parties arising out of or in connection with this Agreement or relating to the performance of the parties hereunder will be finally settled by binding arbitration according to the rules of conciliation and arbitration of the International Chamber of Commerce, by a panel consisting of three arbitrators, two of whom are to be selected respectively by the parties and the third of whom is to be selected by mutual agreement of the first two arbitrators. The panel will conduct is proceedings at Houston, Texas, U.S.A., in the English language, applying the law of the State of Texas, U.S.A. Each party will bear its own costs for the presentation, prosecution and defense of its own case, and both parties will share equally the costs, if any, of the arbitration panel. Each party hereby submits to such arbitration and jurisdiction of such panel, and agrees that the decision of a majority of the arbitrators


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will be final and binding on the parties and may be enforced by the prevailing party in any court having jurisdiction over the person or property of the other party.

        The parties expressly reject any application of the United Nations Convention on Contracts for the International Sale of Goods.

        The parties having read, understood and reached agreement on each and every provision, term and condition in this Agreement, acknowledge and confirm same by their signatures or that of their respective duly authorized officers below, as of the date first written above.


Intermedics Orthopedics/Denver, Inc.      Inoteb, S.A.


By:_________________________________      By: s/ J.L.Patat
                                             ----------------------------------

Printed Name:_______________________      Printed Name:________________________


Title:______________________________      Title: President



Human Health Hightech Public Limited Company


By:_________________________________


Printed Name:_______________________


Title:______________________________


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